Consent of Independent Registered Public Accounting Firm	Exhibit 23.2

We consent to the incorporation by reference in Registration Statements on Form S-8 (Nos. 333-177681 and 333-215522) and Form S-3 (No. 333-212719-01) of our reports dated February 3, 2017, relating to the consolidated financial statements and consolidated financial statement schedule of NBCUniversal Media, LLC appearing in this Annual Report on Form 10-K of NBCUniversal Media, LLC for the year ended December 31, 2016.

/S/ DELOITTE & TOUCHE LLP
Philadelphia, Pennsylvania
February 3, 2017

Comcast 2016 Annual Report on Form 10-K	172